     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1999


                                                      REGISTRATION NO. 333-83239

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

           GLOBALSTAR TELECOMMUNICATIONS                             GLOBALSTAR, L.P.
                      LIMITED                                 GLOBALSTAR CAPITAL CORPORATION
(EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)  (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)
                      BERMUDA                                            DELAWARE
  (STATE OR OTHER JURISDICTION OF INCORPORATION)      (STATE OR OTHER JURISDICTION OF INCORPORATION)
                                                                        13-3759824
                    13-3795510                                          13-3876323
       (I.R.S. EMPLOYER IDENTIFICATION NO.)                (I.R.S. EMPLOYER IDENTIFICATION NO.)
           CEDAR HOUSE, 41 CEDAR AVENUE                              3200 ZANKER ROAD
              HAMILTON, HM12, BERMUDA                           SAN JOSE, CALIFORNIA 95134
                  (441) 295-2244                                      (408) 933-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
   NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S        NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
           PRINCIPAL EXECUTIVE OFFICES)                        PRINCIPAL EXECUTIVE OFFICES)

                              ERIC J. ZAHLER, ESQ.
                         C/O LORAL SPACECOM CORPORATION
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 697-1105
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                WITH COPIES TO:

                              BRUCE R. KRAUS, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                         NEW YORK, NEW YORK 10019-6099
                                 (212) 728-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses payable by the Registrants in connection with this offering, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee:

SEC registration fee........................................  $139,000
Transfer agent and registration fee.........................  $  5,000
Printing fees...............................................  $ 10,000
Legal fees and expenses.....................................  $ 15,000
Accounting fees and expenses................................  $  5,000
Miscellaneous fees and expenses.............................  $  1,500
                                                              --------
          Total.............................................  $175,500
                                                              ========

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Bermuda law permits a company to indemnify its directors and officers, except for any act of fraud or dishonesty. GTL has provided in its Bye-Laws that its directors and officers will be indemnified out of the funds of GTL against all civil liabilities, loss, damage or expense (including defending any proceedings in specified circumstances) incurred or suffered, other than to the extent such indemnity would be void under Bermuda law.

     Bermuda law also permits GTL to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

     GTL has entered into indemnification agreements with its officers and directors. To the extent permitted by law, the indemnification agreements may require GTL, among other things, to indemnify such officers and directors against liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

     GTL maintains a directors' and officers' liability insurance policy.

     Globalstar Capital, which is a Delaware corporation, is empowered by the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of Globalstar Capital. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation and by-laws of Globalstar Capital provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers Globalstar to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Globalstar has agreed to indemnify its partners, the partners in LQSS and LQP, their respective affiliates and all of their respective officers, directors, partners, controlling shareholders, employees, and agents (each an "Indemnitee") from and against any and all losses and liabilities arising out of or incidental to the business of Globalstar so long as such Indemnitee's conduct did not constitute actual fraud, gross negligence, knowing breach of specific provisions of the Globalstar partnership agreement or willful or wanton misconduct. The Globalstar partnership agreement further provides that LQSS, GTL, the partners in LQSS and LQP, their respective affiliates and all of their respective officers, directors, partners, controlling shareholders, employees and agents (each a "General Partner Person") will not be liable to Globalstar or the limited partners for any losses sustained or liabilities incurred as a result of any act or omission of a General Partner Person, if such person or entity acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the best interest of Globalstar and the conduct did not constitute gross negligence or non-performance. LQSS and GTL, as applicable, will indemnify the limited partners for losses and liabilities resulting from conduct of their respective General Partner Person that is found to have constituted bad faith, gross negligence or non-performance.

ITEM 16.   EXHIBITS.

EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBITS
-------                    -----------------------
 1.1**   Form of Underwriting Agreement for Debt Securities
 1.2**   Form of Underwriting Agreement for Equity Securities
 4.1**   Form of Preferred Stock Annex to Bye-Laws of Globalstar
         Telecommunications Limited
 4.2**   Form of Senior Indenture
 4.3**   Form of Subordinated Indenture
 4.4**   Form of Secured Indenture
 4.5**   Form of Senior Debt Security
 4.6**   Form of Subordinated Debt Security
 4.7**   Form of Secured Debt Security
 4.8**   Form of Warrant Agreement tp purchase GTL Common Stock
 5.1**   Opinion of Appleby, Spurling & Kempe.
 5.2+    Opinion of Willkie Farr & Gallagher
12*      Statement Regarding Computation of Ratios
23.1+    Consent of Deloitte & Touche LLP.
23.2**   Consent of Appleby, Spurling & Kempe (included in their
         opinion filed as Exhibit 5.1).
23.3+    Consent of Willkie Farr & Gallagher (included in their
         opinion filed as Exhibit 5.2)
25.1**   Form of Statement of Eligibility of Senior Trustee on Form
         T-1
25.2**   Form of Statement of Eligibility of Subordinated Trustee on
         Form T-1
25.3**   Form of Statement of Eligibility of Secured Trustee on Form
         T-1

-------------------------


 + Previously filed.


 * Incorporated by reference from GTL's and Globalstar, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

** To be filed by amendment or incorporated by reference to the extent applicable in connection with an offering.

ITEM 17.   UNDERTAKINGS

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                    (GLOBALSTAR TELECOMMUNICATIONS LIMITED)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 20, 1999.


                                       GLOBALSTAR TELECOMMUNICA-
                                          TIONS LIMITED


                                       By /s/ ERIC J. ZAHLER

                                          --------------------------------------

                                          Eric J. Zahler

                                          Vice President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF GLOBALSTAR TELECOMMUNICATIONS LIMITED IN THE CAPACITIES AND ON THE DATES INDICATED.



                       NAME                                        TITLE                    DATE
                       ----                                        -----                    ----
                         *                           Chairman of the Board, President   July 20, 1999
---------------------------------------------------    and Chief Executive Officer
                Bernard L. Schwartz                    (Principal Executive Officer)

                         *                           Vice Chairman of the Board and     July 20, 1999
---------------------------------------------------    Director
                 Gregory J. Clark

                         *                           Senior Vice President and          July 20, 1999
---------------------------------------------------    Director
                Michael P. DeBlasio

                                                     Director                           July 20, 1999
---------------------------------------------------
                 Douglas G. Dwyre

                         *                           Director                           July 20, 1999
---------------------------------------------------
                Sir Ronald Grierson

                         *                           Director                           July 20, 1999
---------------------------------------------------
                  Robert B. Hodes

                         *                           Director                           July 20, 1999
---------------------------------------------------
                   E. John Peett

                       NAME                                        TITLE                    DATE
                       ----                                        -----                    ----
                                                     Director                           July 20, 1999
---------------------------------------------------
                Michael B. Targoff

                         *                           Director                           July 20, 1999
---------------------------------------------------
                 A. Robert Towbin

                         *                           Vice President and Chief           July 20, 1999
---------------------------------------------------    Financial Officer (Principal
                Richard J. Townsend                    Financial Officer)

                         *                           Vice President and Controller      July 20, 1999
---------------------------------------------------    (Principal Accounting Officer)
                  Harvey B. Rein

 *By:           /s/ ERIC J. ZAHLER
  ----------------------------------------------
                 Attorney-in-Fact

                                   SIGNATURES
                               (GLOBALSTAR, L.P.)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 20, 1999.


                                     GLOBALSTAR, L.P.

                                     By: Loral/QUALCOMM Satellite
                                            Services, L.P.,
                                         its General Partner

                                     By: Loral/QUALCOMM Partnership, L.P.,
                                         its General Partner

                                     By: Loral General Partner, Inc.,
                                         its General Partner


                                     By /s/ ERIC J. ZAHLER

                                        ----------------------------------------

                                        Eric J. Zahler

                                        Senior Vice President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF LORAL GENERAL PARTNER, INC., THE CORPORATE GENERAL PARTNER OF LORAL/QUALCOMM PARTNERSHIP, L.P., THE GENERAL PARTNER OF LORAL/QUALCOMM SATELLITE SERVICES, L.P., THE GENERAL PARTNER OF GLOBALSTAR, L.P., IN THE CAPACITIES AND ON THE DATES INDICATED.



                       NAME                                     TITLE                    DATE
                       ----                                     -----                    ----

                         *                           Chairman of the Board and         July 20, 1999
---------------------------------------------------    Chief Executive Officer
                Bernard L. Schwartz                    (Principal Executive
                                                       Officer)

                         *                           President, Chief Operating        July 20, 1999
---------------------------------------------------    Officer and Director
                 Gregory J. Clark

                /s/ ERIC J. ZAHLER                   Senior Vice President,            July 20, 1999
---------------------------------------------------    Secretary and Director
                  Eric J. Zahler

                         *                           Senior Vice President and         July 20, 1999
---------------------------------------------------    Chief Financial Officer
                Richard J. Townsend                    (Principal Financial
                                                       Officer)

                         *                           Vice President and                July 20, 1999
---------------------------------------------------    Controller (Principal
                  Harvey B. Rein                       Accounting Officer)

 *By:          /s/ ERIC J. ZAHLER
---------------------------------------------------
                 Attorney-in-Fact

                                   SIGNATURES
                        (GLOBALSTAR CAPITAL CORPORATION)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 20, 1999.


                                          Globalstar Capital Corporation


                                          By /s/ ERIC J. ZAHLER

                                             -----------------------------------

                                             Eric J. Zahler

                                             Senior Vice President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF GLOBALSTAR CAPITAL CORPORATION IN THE CAPACITIES AND ON THE DATES INDICATED.



                       NAME                                     TITLE                     DATE
                       ----                                     -----                     ----

                         *                           Chairman of the Board and          July 20, 1999
---------------------------------------------------    Chief Executive Officer
                Bernard L. Schwartz                    (Principal Executive
                                                       Officer)

                         *                           President, Chief Operating         July 20, 1999
---------------------------------------------------    Officer and Director
                 Gregory J. Clark

                /s/ ERIC J. ZAHLER                   Senior Vice President,             July 20, 1999
---------------------------------------------------    Secretary and Director
                  Eric J. Zahler

                         *                           Senior Vice President and          July 20, 1999
---------------------------------------------------    Chief Financial Officer
                Richard J. Townsend                    (Principal Financial
                                                       Officer)

                         *                           Vice President and                 July 20, 1999
---------------------------------------------------    Controller (Principal
                  Harvey B. Rein                       Accounting Officer)

By:             /s/ ERIC J. ZAHLER
---------------------------------------------------
                 Attorney-in-Fact